Exhibit 99.1

News Release

Charles B. Stanley to Retire from QEP Resources;

Timothy J. Cutt Named President and CEO

DENVER – December 6, 2018 – The Board of Directors (the “board”) of QEP Resources, Inc. (NYSE: QEP) (“QEP” or the “Company”) today announced that Chairman, President and CEO Charles “Chuck” Stanley has elected to retire from the Company, effective January 14, 2019. The board has named Timothy “Tim” Cutt as QEP’s President and Chief Executive Officer, effective January 15, 2019. Mr. Cutt will also serve as a member of the Company’s board.

The board also announced it will separate the roles of Chairman and Chief Executive Officer and that Lead Independent Director David A. Trice has been named to succeed Stanley as Chairman of the board.

“Earlier this year QEP announced several strategic and financial initiatives intended to fundamentally change our business model and become a leading, pure-play Permian company,” said Mr. Stanley. “With the recent announcements of the sales of our Williston Basin and Haynesville/Cotton Valley assets, we are well on our way to accomplishing the initiatives. I am proud of what QEP has accomplished over the last eight and a half years.”

Mr. Cutt brings 35 years of oil and gas experience – from ExxonMobil, where he served as President of ExxonMobil de Venezuela SA and President of Hibernia Management and Development Company, to BHP Billiton Ltd., where he served as the President of Petroleum from July 2013 through February 2016 and was accountable for its global oil and gas business, including the company’s interests in the Permian Basin. Most recently, he served as the CEO at Cobalt International Energy, Inc.

“Tim has a history of providing exceptional leadership under a variety of circumstances,” said Mr. Trice, “and he is the ideal candidate to succeed Chuck. The board is confident in Tim’s ability to take the helm and lead the Company forward. His character and experience are exactly what QEP needs at this pivotal time in its evolution.”

“I am honored and very excited to join the QEP team,” said Mr. Cutt. “The Company’s high-quality Permian assets are proving to be some of the best in the basin. The continued utilization of ‘tank-style’ development, combined with well density optimization and unmatched completion efficiency, has positioned the Company to thrive and grow in what is one of the most prolific oil basins in the United States.”

Mr. Stanley has served as President, Chief Executive Officer and a director of QEP since its spinoff in 2010 from Questar Corporation.

“On behalf of the board, we would like to thank Chuck for his loyal and dedicated service to QEP, and we wish him all the best in his retirement,” concluded Mr. Trice.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is an independent crude oil and natural gas exploration and production company with operations in two regions of the United States: the Southern Region (primarily Texas and Louisiana) and the Northern Region (primarily North Dakota). For more information, visit QEP’s website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding: QEP’s proposed divestitures and QEP becoming a pure-play Permian company; and QEP’s growth opportunities. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: (i) the occurrence of any event, change or other circumstance that could delay the divestitures or give rise to the termination of the agreements related thereto; (ii) changes in applicable laws or regulations; and (iii) the possibility that QEP may be adversely affected by other economic, business and/or competitive factors; (iv) and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Reports on Form 10-Q filed in 2018. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact

Investors & Media:

William Kent, IRC

303-405-6665